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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Unify Corporation (Nos. 333-13203, 333-61705, 333-71814, 333-92973, and 333-98633) of our report dated May 29, 2003, except for Note 14, as to which the date is June 6, 2003, appearing in this Annual Report on Form 10-K of Unify Corporation for the year ended April 30, 2003.

/s/ Ernst & Young LLP

Sacramento, California
July 15, 2003

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors